EdR Announces Resignation of William J. Cahill from Board of Directors

MEMPHIS, Tenn., February 22, 2018 – EdR (NYSE: EDR), one of the nation’s largest developers, owners and managers of high quality collegiate housing communities, today announced that William J. Cahill resigned from the company’s Board of Directors effective February 22, in accordance with the company’s board succession plan.

Mr. Cahill had been a member of EdR’s board since its initial public offering (IPO) in 2005.

“Bill’s leadership and mentorship has been irreplaceable not only to me personally, but also to our entire Board of Directors” said Randy Churchey, EdR’s chairman of the board and chief executive officer. “I personally am grateful for his guidance, support and friendship since I joined the company in 2010.”

About EdR
EdR (NYSE:EDR) is one of America's largest owners, developers and managers of collegiate housing. EdR is a self-administered and self-managed real estate investment trust that owns or manages 83 communities with more than 44,700 beds serving 52 universities in 26 states. EdR is a member of the Russell 2000 Index, the S&P MidCap 400 and the Morgan Stanley REIT indices. For details, please visit the company's Web site at www.EdRtrust.com.

For more information, contact:
J. Drew Koester, Senior Vice President, Capital Markets and Investor Relations
901-259-2523 dkoester@EdRtrust.com

For media information or photography, contact:
Craig Wack, PR Coordinator
901-252-6809 cwack@EdRtrust.com

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